UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 7, 2013

Guaranty Bancorp

(Exact name of registrant as specified in its charter)

Delaware	000-51556	41-2150446
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1331 Seventeenth St., Suite 345
Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  303-675-1194

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07       Submission of Matters to a Vote of Security Holders.

On May 7, 2013, Guaranty Bancorp (the “Company”) held its 2013 Annual Meeting of Stockholders (“Annual Meeting”). The proposals voted on at the Annual Meeting and the final voting results are as follows:

1)             Proposal 1. With respect to the proposal to elect nine members of the Company’s Board of Directors, the following persons were elected to serve as directors of the Company and received the number of votes set forth opposite their respective names:

Nominees:	For	Against	Abstain	Non-Votes
Edward B. Cordes	87,017,317	112,905	94,291	9,071,168
John M. Eggemeyer	83,568,524	3,564,998	90,991	9,071,168
Keith R. Finger	86,890,274	230,748	103,491	9,071,168
Stephen D. Joyce	86,840,213	290,009	94,291	9,071,168
Gail H. Klapper	85,602,847	1,151,152	470,514	9,071,168
Stephen G. McConahey	86,493,745	254,374	476,394	9,071,168
Paul W. Taylor	87,029,863	104,938	89,712	9,071,168
W. Kirk Wycoff	83,178,377	3,945,965	100,171	9,071,168
Albert C. Yates	86,476,106	257,763	490,644	9,071,168

2)             Proposal 2. The proposal to ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013 was approved by the following vote:

For	Against	Abstain	Non- Votes
96,012,982	150,524	132,175	—

3)             Proposal 3. The proposal to amend the Company’s Certificate of Incorporation to effect a reverse stock split at a ratio of one-to-five was approved by the following vote:

For	Against	Abstain	Non- Votes
95,379,358	782,885	133,438	—

4)             Proposal 4. The proposal to approve the Company’s executive compensation (“Say-on-Pay”) was approved by the following vote:

For	Against	Abstain	Non- Votes
84,388,812	1,500,172	1,335,529	9,071,168

5)             Proposal 5. The proposal to approve the frequency of future Say-on-Pay votes has passed for “3 Years” by the following vote:

1 Year	2 Years	3 Years	Abstain
42,735,459	361,406	43,839,865	287,783

The Company’s Board of Directors will evaluate the results of Proposal 5 at a future meeting and make a determination as to whether the Company will submit future non-binding advisory votes on executive compensation for consideration by stockholders every one, two or three years. The Company will amend this Current Report on Form 8-K to provide information regarding such determination.

Item 7.01       Regulation FD Disclosure.*

On May 7, 2013, the Company issued a press release announcing that its Board of Directors declared a quarterly cash dividend of $0.025 per common share payable on May 31, 2013 to stockholders of record as of the close of business on May 28, 2013 and that the Company’s one-to-five reverse stock split (approved at the Annual Meeting) is expected to take effect after the close of trading on May 20, 2013, with the Company’s common stock beginning to trade on a split-adjusted basis at the opening of the trading market on May 21, 2013.  The payment of the cash dividend will be paid on a split-adjusted basis.  A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.*

(d) Exhibits.

The following exhibit is being furnished herewith:

99.1                        Press Release, dated May 7, 2013.

* The information furnished under Items 7.01 and 9.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section, nor shall it be deemed incorporated by reference in any registration statement or other filings of the Registrant under the Securities Act of 1933, as amended, except as shall be set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARANTY BANCORP

	By:	/s/ Christopher G. Treece
Name: Christopher G. Treece
Title: Executive Vice President, Chief Financial Officer and Secretary

Date: May 9, 2013